EXHIBIT 10.22



                                                                Lease No. 970098

     LEASE AGREEMENT ("Lease") dated as of December 17, 1997 between BA LEASING & CAPITAL CORPORATION, a California corporation with an office at 555 California Street, 4th Floor, San Francisco, California 94104 ("Lessor") and GARDENBURGER, INC., an Oregon corporation with its principal office at 1411 S. W. Morrison Street, Suite 400, Portland, Oregon 97205 ("Lessee").

     Lessor agrees to acquire and lease to Lessee and Lessee agrees to hire from Lessor certain personal property (the "Units" and individually a "Unit") described in the appendix to the Lease attached hereto and made a part hereof, or any other appendix hereto that Lessor and Lessee may enter into from time to time (each an "Appendix") hereof, on the terms and conditions set forth herein and in the relevant Appendix.

Section 1.  PROCUREMENT, DELIVERY AND ACCEPTANCE.
---------   ------------------------------------

     1.1 Lessee has ordered or shall order the Units pursuant to one or more purchase orders or other contracts of sale ("Purchase Agreements") from one or more vendors ("Vendors"). If, before the date of any Appendix, Lessee receives title to or possession of any Unit described in such Appendix, Lessee shall convey the Unit to Lessor under a bill of sale in form and substance satisfactory to Lessor. Lessee shall, on the date of each Appendix, assign to Lessor all of Lessee's right, title and interest in and to the Purchase Agreements for the Units described in the Appendix by executing and delivering to Lessor a Purchase Agreement Assignment in the form of Exhibit A (a "Purchase Agreement Assignment"). Lessor agrees to (a) accept the assignment and (b) subject to Section 1.2, assume the obligations of Lessee under the Purchase Agreements to purchase and pay for the Units, but no other duties and obligations thereunder. Nevertheless, Lessee shall remain liable to Vendor with respect to its duties and obligations in accordance with the Purchase Agreements.

     1.2 The obligation of Lessor to pay for each Unit is subject to satisfaction of the conditions precedent set forth in Paragraph B.2 of the relevant Appendix. If any of those conditions is not met with respect to any Unit, Lessor shall assign to Lessee all of Lessor's right, title and interest in and to the Unit and any bill of sale or Purchase Agreement previously assigned to Lessor as it relates to the Unit.

     1.3 Lessee shall forward to Lessor original invoices relating to each Unit to be accepted under the terms of this Lease and the relevant Appendix. If Lessee has received title and possession of the Unit before executing a Purchase Agreement Assignment relating thereto, Lessee will execute a bill of sale conveying title thereto to Lessor. Lessor shall prepare an Acceptance Certificate in the form of Exhibit B (an "Acceptance Certificate") together with a Schedule to the Acceptance Certificate in the form of Exhibit C (a "Schedule") based upon the criteria in the relevant Appendix. Lessee shall execute and return the Acceptance Certificate and Schedule within five business days after the preparation of such Schedule confirming the date Lessee has received such Unit, or, the date when any required installation and testing is completed (the "Delivery Date"), and confirming that the Lessee has accepted the Unit under Lease as of its Delivery Date. Upon receipt of the executed Acceptance Certificate and Schedule, Lessor shall pay the Purchase Price (as defined in the relevant Appendix) with respect to the Units described therein.

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Section 2.  TERM, RENT AND PAYMENT.
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     2.1 The term of this Lease for each Unit (its "Lease Term") shall begin on the date of the Appendix describing the Unit and continue as specified in its Appendix and Schedule.

     2.2 Lessee shall pay Lessor rent for each Unit in the amounts and at the times specified in its Appendix and Schedule.

     2.3 Rent and all other sums due Lessor hereunder shall be paid at the office of Lessor set forth below, unless otherwise specified by Lessor.

     2.4 THIS LEASE IS A NET LEASE AND LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT OR ANY SETOFF AGAINST RENT, WHETHER ARISING BY REASON OF ANY PAST, PRESENT OR FUTURE CLAIM OF ANY NATURE BY LESSEE AGAINST LESSOR OR OTHERWISE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS LEASE SHALL NOT TERMINATE, NOR SHALL THE OBLIGATIONS OF LESSOR OR LESSEE BE OTHERWISE AFFECTED BY ANY CIRCUMSTANCE, including, without limitation, (a) any defect in, damage to, loss of possession or use or destruction of any Unit, however caused,
(b) the attachment of any lien, encumbrance, security interest or other right or claim of any third party to any Unit, (c) any prohibition or restriction of or interference with Lessee's use of any Unit by any person or entity, (d) the insolvency of or the commencement by or against Lessee of any bankruptcy, reorganization or similar proceeding, or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. IT IS THE INTENTION OF THE PARTIES THAT ALL RENT AND OTHER AMOUNTS PAYABLE BY LESSEE HEREUNDER SHALL BE PAYABLE IN ALL EVENTS IN THE MANNER AND AT THE TIMES HEREIN PROVIDED UNLESS LESSEE'S OBLIGATIONS IN RESPECT THEREOF HAVE BEEN TERMINATED PURSUANT TO EXPRESS PROVISIONS HEREOF.

     2.5 Payments shall be applied in the following order: (a) Lessor's expenses, including without limitation those set forth in Sections 8.3 and 19;
(b) interest on late payments; and (c) rent and all other sums due hereunder. Payments shall be conclusively evidenced by entries in records maintained by Lessor.

Section 3.  REPRESENTATIONS AND WARRANTIES.
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     Lessee hereby represents and warrants to Lessor as follows:

          (1) Lessee is a corporation duly organized and existing under the laws of the state of its incorporation, is qualified to do business in every state in which the quantity or nature of its business or property make such qualification necessary, is in good standing in each such state and has full and adequate corporate powers to carry on and conduct its business as now conducted.

          (2) The Lease has been duly authorized, executed and delivered by Lessee and is a legal, valid and binding agreement of Lessee.

          (3) Lessee has full right, power and authority to execute and deliver the Lease and perform its obligations under this Lease; and the execution and delivery of the Lease by Lessee does not, and performance by Lessee thereof will not, contravene any charter or by-law provision of Lessee or of any indenture, covenant, instrument or agreement of to which Lessee is a party or by which Lessee or any of its properties is bound or affected.

          (4) No approval, consent, exemption, authorization or other action by, or notice to or filing with, any government authority is necessary in connection with the execution, delivery, performance by Lessee or enforcement by Lessor of the Lease, or if necessary the same has been obtained.

          (5) There is no law, rule or regulation that would be contravened by the execution, delivery, performance by Lessee or enforcement by Lessor of the Lease, nor to Lessee's knowledge are there, as of the date hereof, any actions, suits, or proceedings (whether or not purportedly on behalf of Lessee) pending, or to Lessee's knowledge, threatened against or affecting Lessee, at law or in equity or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, which involve the possibility of any judgment, or liability, which items are not fully covered by insurance, or which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Lessee, or the ability of Lessee to carry on its business and the performance of its obligations hereunder, and Lessee has no knowledge of any default on Lessee's part with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that may result in such material adverse change.

          (6) The Lease is enforceable against Lessee in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, rehabilitation, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and is subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity.

     LESSEE ACKNOWLEDGES AND AGREES THAT (A) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (B) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES, (C) LESSOR IS NOT A MANUFACTURER THEREOF NOR A DEALER IN PROPERTY OF SUCH KIND AND (D) LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, CONDITION, QUALITY, DESCRIPTION, DURABILITY, FITNESS FOR PURPOSE OR SUITABILITY OF ANY UNIT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE. Lessor hereby assigns to Lessee, to the extent assignable, any warranties, covenants and representations of Vendor with respect to any Unit, but any action taken by Lessee by reason thereof shall be at Lessee's expense and shall be consistent with Lessee's obligations under Section 2.

Section 4.  POSSESSION, USE AND MAINTENANCE.
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     4.1 Lessee shall not (a) use, operate, maintain or store any Unit improperly, carelessly or in violation of any applicable law or regulation of any government authority, (b) abandon any Unit, (c) sublease any Unit or permit its use by anyone other than Lessee without the prior written consent of Lessor,
(d) permit any Unit to be removed from the location or principal base, as the case may be, specified in the relevant Appendix or permit any Unit that is a motor vehicle to be registered in any state other than as specified in the relevant Appendix without the prior written consent of Lessor, (e) affix or place any Unit to or on any other personal property or any real property without first obtaining and delivering to Lessor such waivers as Lessor may reasonably require to assure Lessor's ownership and right to remove the Unit free from any lien, encumbrance, right or claim asserted by any third party or (f) sell, assign or transfer, or directly or indirectly create, incur or suffer to exist any lien, encumbrance, right or claim of any kind on any of its rights hereunder or in any Unit.

     4.2 Lessee shall at its expense maintain each Unit during its Lease Term in good operating order, repair, condition and appearance and in accordance with the manufacturer's recommended procedures.

     4.3 Lessee shall not alter any Unit or install any accessory, equipment or device on any Unit that would impair any applicable warranty, the originally intended function or the value of the Unit. All repairs, parts, accessories, equipment and devices furnished, affixed to or installed on any Unit, excluding temporary replacements, shall thereupon become the property of Lessor but, if no Event of Default exists, Lessee may, at its expense, remove them from the Unit at the end of its Lease Term, if they are readily removable and their removal will not impair the originally intended function or use of the Unit.

     4.4 If Lessor supplies Lessee with a label, plate or other marking stating each Unit is leased from Lessor, Lessee shall affix and keep it on a prominent place on each Unit during its Lease Term.

     4.5 Upon prior notice to Lessee, Lessor and its designees shall have the right at all reasonable times to inspect any Unit, observe its use and inspect records related thereto.

Section 5.  GENERAL TAX INDEMNITY.
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     5.1 Lessee shall pay or reimburse Lessor for, and indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording or registration fees) and all sales, use, gross receipts, property, occupational, value-added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever, together with any penalties, fines or additions to tax, or interest thereon (each of the foregoing being hereafter referred to as an "Imposition"), arising at any time before or during the term of this Lease, or upon any termination of this Lease or return of the Units to Lessor, and levied or imposed on Lessor, directly or otherwise, by any federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority on or with respect to (a) any Unit, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, transportation, return, sale, transfer of title or other disposition thereof, (c) the rents, receipts, or earnings arising from any Unit or (d) this Lease or any payment made hereunder, excluding, however, taxes measured by Lessor's net income imposed or levied by the United States or any state thereof unless such taxes are in lieu of or in substitution for any Impositions Lessee would otherwise have been obligated to pay, reimburse or indemnify hereunder. Lessee shall not be responsible for any taxes in connection with any sale or lease of the Unit by Lessor after Lessee has returned the Unit pursuant to Section 9 of this Lease.

     5.2 Lessor shall pay directly each Imposition for which Lessor is primarily responsible and as to which Lessor gives Lessee notice Lessor will pay directly; and Lessee shall promptly reimburse Lessor for any such Imposition so paid (except any Imposition excluded by Section 5.1) upon presentation of a bill therefor.

     5.3 Lessee shall pay on or before the time or times prescribed by law any Imposition for which Lessee is primarily responsible under applicable law and any other Imposition (except any Imposition excluded by Section 5.1) not payable by Lessor pursuant to Section 5.2, but Lessee shall have no obligation to pay an Imposition that Lessee is contesting in good faith and by appropriate legal proceedings and the nonpayment thereof does not, in the opinion of Lessor, adversely affect the title, property, use, disposition or other rights of Lessor with respect to the Units. Lessee shall furnish on Lessor's request proof of payment of any Imposition paid by Lessee.

     5.4 If Lessor is not entitled to a corresponding and equal deduction with respect to any Imposition Lessee is required to pay or reimburse under Section 5.1, 5.2, or 5.3 and the payment or reimbursement constitutes income to Lessor, then Lessee shall also pay to Lessor the amount of any Imposition Lessor is obligated to pay in respect of (a) such payment or reimbursement by Lessee and
(b) any payment by Lessee made pursuant to this Section 5.4.

     5.5 Lessor shall prepare and file all required property tax reports or returns as "Owner" of the Units but Lessee must timely provide Lessor with all information that Lessor requires to prepare properly any such report or return. Lessee shall report the Units as "Equipment Leased from Others" on any property tax reports or returns required to be filed by Lessee. Lessee shall furnish on Lessor's request copies of reports or returns so filed.

Section 6.  RISK OF LOSS; CASUALTIES; INDEMNITY.
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     6.1 If any Unit is worn out, lost, stolen, destroyed or irreparably damaged, from any cause whatsoever, or taken or requisitioned by condemnation or otherwise (any such occurrence being hereinafter called a "Casualty Occurrence") before or during the term of this Lease as to such Unit, Lessee shall give Lessor prompt notice thereof. On the first rent payment date after the Casualty Occurrence or, if there is no such rent payment date, 30 days after the Casualty Occurrence, Lessee shall (i) pay to Lessor, in addition to any other amounts then due and owing, an amount equal to the rent payment, if any, due on such date, any "Other Charges" required under the relevant Appendix and a sum equal to the Casualty Value for all, but not less than all, of the Units as of such date, determined according to the relevant Appendix, or (ii) provided there is no Event of Default hereunder, Lessee shall have the option to substitute Units that have suffered a Casualty Occurrence with equipment of like-kind or equal or value, utility and estimated useful like (the "Replacement Unit"). Prior to or at the time of any substitution, Lessee shall, at its expense, take all actions reasonably requested by Lessor to document, perfect, and protect Lessor's interest in the Replacement Unit. Lessee shall represent, warrant and covenant that each Replacement Unit shall be free and clear of all claims, liens, security interests and encumbrances of any kind.

     Upon the making of such payment by Lessee , the rent for the Unit shall cease to accrue, its Lease Term shall terminate and Lessor shall be entitled to recover possession of the Unit. If Lessor receives the Casualty Value for a Unit, Lessee shall be entitled to the proceeds of any recovery in respect of the Unit from insurance or otherwise, including any excess proceeds over Casualty Value, . Except as provided in this Section 6.1, Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty Occurrence to any Unit before or during its Lease Term.

     6.2 Except for any claims of breach of this Lease by Lessor, Lessee waives and releases any claim now or hereafter existing against Lessor, any company controlled by, controlling, or under common control with Lessor and all of their directors, officers, employees, agents, attorneys, successors and assigns (each, an "Indemnified Person") on account of, and shall indemnify, reimburse and hold each Indemnified Person harmless from, any and all claims (including, but not limited to, claims based on or relating to copyright, trademark or patent infringement, environmental liability, negligence, strict liability in tort, statutory liability or violation of laws), losses, damages, obligations, penalties, liabilities, demands, suits, judgments or causes of action (collectively, "Claims"), and all legal proceedings, and any reasonable costs or expenses in connection therewith, including reasonable attorneys' fees, including reasonable allocated time charges of internal counsel, in each case imposed on, incurred by or asserted against the Indemnified Person in any way relating to or arising in any manner out of (a) the registration, purchase, taking or foreclosure of a security interest in, or the ownership, delivery, condition, lease, assignment, storage, transportation, possession, use, operation, return, repossession, sale or other disposition of, any Unit, before or during the term of this Lease as to the Unit, (b) any alleged or actual defect in any Unit (whether arising from the material or any article used therein, the design, testing, use, maintenance, service, repair or overhaul thereof or otherwise) regardless of when such defect is discovered or alleged, whether or not the Unit is in Lessee's possession and no matter where it is located or (c) this Lease or any other related document, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

Section 7.  INSURANCE.
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     Lessee, at its own cost and expense, shall keep each Unit insured against all risks for the value of the Unit and in no event for less than the Casualty Value of the Units, and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall be in such form and with such companies as Lessor shall approve, shall specify Lessor and Lessee as insureds and shall provide that such insurance may not be canceled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days prior written notice to Lessor (10 days in the case of nonpayment of premium). All insurance shall be primary, without right of contribution from any other insurance carried by Lessor, shall contain a "breach of warranty" provision satisfactory to Lessor, and shall provide that all amounts payable by reason of loss or damage to the Units, up to the amount of Scheduled Casualty Value, shall be payable solely to Lessor, unless Lessor otherwise agrees. Lessee shall provide Lessor with evidence satisfactory to Lessor of the required insurance at the time specified in Paragraph B.2 of the relevant Appendix.

Section 8.  DEFAULTS; REMEDIES.
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     8.1 The following shall constitute events of default ("Events of Default")
hereunder:

          (a) Lessee fails to make any payments to Lessor in the case of Rent within 5 business days and in all other cases within 10 business days of, when due hereunder;

          (b) any representation or warranty of Lessee contained herein or in any document furnished to Lessor in connection herewith is incorrect or misleading in any material respect when made and (i) such misrepresentations cannot be cured within 15 business days, or (ii) if curable within 15 business days, Lessee does not proceed promptly to effect such cure.

          (c) Lessee fails to observe or perform any other covenant, agreement or warranty made by Lessee hereunder or under any document delivered pursuant hereto and such failure continues for 10 business days after written notice thereof to Lessee;

          (d) any default occurs under any other agreement for borrowing money or receiving credit under which Lessee or any guarantor or general partner of Lessee may be obligated as borrower, lessee or guarantor, if such default (i) consists of the failure to pay any indebtedness when due or
     (ii) gives the holder of the indebtedness the right to accelerate the indebtedness;

          (e) Lessee, any guarantor of this Lease or any general partner of Lessee makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

          (f) any guarantor of this Lease breaches or fails to perform any covenant in its guaranty, or any letter of credit required by this Lease expires or terminates without Lessor's consent, or Lessor receives notice that the letter of credit will not be renewed in accordance with its terms;

          (g) an involuntary petition is filed under any bankruptcy statute against Lessee, any guarantor of this Lease or any general partner of Lessee, or any receiver, trustee, custodian or similar official is appointed to take possession of the properties of Lessee, any guarantor of this Lease or any general partner of Lessee, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of the filing or appointment; or

          (h) Lessee, any guarantor of this Lease or any general partner of Lessee (i) liquidates, dissolves, dies or enters into any partnership, joint venture (other than in its ordinary course of business), or enters into any consolidation, merger or other combination, or sells, leases or disposes of a substantial portion of its business or assets, (ii) the event referred to in clause (i) results in a material adverse change in Lessee's net worth, debt to equity ratio, or financial condition and (iii) Lessee is the surviving entity.

  8.2 If any Event of Default occurs, Lessor, at its option, may:

          (a) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or

          (b) by notice in writing to Lessee terminate this Lease, whereupon all rights of Lessee to use the Units shall terminate, but Lessee shall remain liable as hereinafter provided; and thereupon Lessor may enter upon the premises of Lessee or other premises where any of the Units may be and take possession of all or any of such Units and thenceforth hold the same free from any right of Lessee, its successors or assigns, but Lessor shall, nevertheless, have a right to recover from Lessee any and all amounts that under the terms of this Lease may be then due or that may have accrued to the date of such termination (computing the rent for any number of days less than a full rent period by multiplying the rent for such full rental period by a fraction of which the numerator is such number of days and the denominator is the total number of days in such full rent period) and also to recover forthwith from Lessee: (i) as damages for loss of the bargain and not as a penalty, a sum, with respect to each Unit, that equals (x) the present value, at the time of such termination, of the entire unpaid balance of all rent for the Unit that would otherwise have accrued hereunder from the date of such termination to the end of its Lease Term minus (y) the then present value of the rent Lessor reasonably estimates to be obtainable for the Unit during such period, such present value to be computed in each case by discounting at a rate equal to the then judgment rate of interest fixed under California law, compounded at the same frequency as rent is payable hereunder, from the respective dates upon which rent would have been payable hereunder had the Lease not been terminated and (ii) any damages and expenses in addition thereto that Lessor sustains because of the breach of any covenant, representation or warranty contained in this Lease other than for the payment of rent.

          Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Unit in mitigation of Lessor's damages upon any default by Lessee, except as may be set forth in this Section 8.2, or that may otherwise limit or modify any of Lessor's rights or remedies under Section 8.2.

     8.3 Lessee agrees to pay all allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees, expenses or out-of-pocket costs incurred by Lessor in enforcing this Lease.

     8.4 The remedies herein provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity.

     8.5 If Lessee fails to perform any of its agreements contained herein, Lessor may (if practical, after notice to Lessee) perform such agreement, and Lessee shall pay the expenses incurred by Lessor in connection with such performance upon demand.

Section 9.  RETURN OF UNITS.
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     Upon expiration of the Lease Term of each Unit, or if Lessor rightfully demands possession of any Unit pursuant to this Lease or otherwise, Lessee, at its expense, shall forthwith deliver possession of the Unit to Lessor, together with its manuals and maintenance records, in the condition required by Section 4 and any additional return requirements specified in the relevant Appendix by preparing and appropriately protecting the Unit for shipment and, at the option of Lessor, surrendering it to Lessor at a location in the Continental United States selected by Lessor in such condition that the Unit could be installed without delay and operate at manufacturers recommended specifications and production capacity, all at Lessee's expense. Lessee shall safely store, insure and maintain the equipment for an additional 60 days after the expiration of the Lease Term of each Unit.

Section 10.  ASSIGNMENT.
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     Lessor may at any time assign or transfer all or any of the right, title or interest of Lessor in and to this Lease, and the rights, benefits and advantages of Lessor hereunder, including the rights to receive payment of rent or any other payment hereunder, Lessor's title to the Units and any and all obligations of Lessor in connection herewith, without increasing the costs or liabilities of Lessee hereunder. Lessor may disclose to any potential or actual assignee or transferee any information in the possession of Lessor or any of its affiliates relating to Lessee or this Lease. Any such assignment or transfer shall be subject and subordinate to this Lease and the rights and interests of Lessee hereunder. NO ASSIGNMENT OF THIS LEASE OR ANY RIGHT OR OBLIGATION HEREUNDER MAY BE MADE BY LESSEE OR ANY ASSIGNEE OF LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

Section 11.  FURTHER ASSURANCES.
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     Lessee confirms there is no pending litigation, tax claim, proceeding or dispute that may adversely affect its financial condition or impair its ability to perform its obligations hereunder. Lessee will, at its expense, maintain its legal existence in good standing and do any further act and execute, acknowledge, deliver, file, register and record any further documents Lessor may reasonably request in order to protect Lessor's title to the Units and Lessor's rights and benefits under this Lease.

Section 12.  LATE PAYMENTS.
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     Lessee shall pay to Lessor, on demand, interest at the rate set forth in the relevant Appendix on the amount of any payment not made when due hereunder from the date due until payment is made.

Section 13.  EFFECT OF WAIVER.
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     No delay or omission to exercise any right, power or remedy accruing to
Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be in writing specifically set forth.

Section 14.  SURVIVAL OF COVENANTS.
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     All obligations of Lessee under Sections 1, 2, 4, 5, 6, 7, 8, 9, 11 and 12 hereof and under each Appendix shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.

Section 15.  APPLICABLE LAW; SEVERABILITY.
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     This Lease shall be governed by and construed under the laws of California, to the jurisdiction of which, and of federal courts in California, the parties hereto submit. If any provision hereof is held invalid, the remaining provisions shall remain in full force and effect.

Section 16.  FINANCIAL INFORMATION.
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     Lessee shall, and shall cause any guarantor to, keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall, and shall cause any guarantor to, deliver to Lessor (i) its annual CPA-audited financial statements within 120 days of its fiscal year end, (ii) its quarterly Forms 10Q within 45 days of its quarter end,
(iii) a certificate from a responsible officer delivered with its quarterly and year-end financial statements to the effect that Lessee is in compliance with all the terms and conditions of the Lease, and (iv) such financial statements and information, including without limitation quarterly company prepared financial statements, as may be set forth in the relevant Appendix or as Lessor may reasonably request. Annual statements shall be accompanied by an unqualified opinion of the auditor. Credit information relating to Lessee, any guarantor or any general partner of Lessee may be disseminated among Lessor and any of its affiliates and any of their respective successors and assigns.

Section 17.  NOTICES.
----------   -------

     All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or when deposited in the mail, first class postage prepaid, or delivered to an express carrier, charges prepaid, or sent by facsimile transmission (with electronic confirmation of receipt) addressed to each party at the address set forth below the signature of such party on the signature page, or at such other address as may hereafter be furnished in writing by such party to the other.

Section 18.  COUNTERPARTS.
----------   ------------

     Two counterparts of this Lease have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

Section 19.  TRANSACTION COSTS.
----------   -----------------

     Lessee will reimburse Lessor for any out-of-pocket costs or expenses incurred in connection with the preparation and negotiation of the lease documents, including but not limited to UCC searches, UCC filings, appraisals, title searches and title insurance. If Lessor uses counsel in connection with negotiating, drafting or altering this Lease or any related documents, Lessee shall reimburse Lessor for any legal expenses of Lessor (including allocated time charges of internal counsel for Lessor).

Section 20.  NONINTERFERENCE.
----------   ---------------

     So long as no Event of Default or event that, upon giving of notice or lapse of time, could become an Event of Default exists, Lessor will not interfere with the rights of enjoyment and use of the Units by Lessee.

Section 21.  EFFECT AND MODIFICATION OF LEASE.
----------   --------------------------------

     This Lease exclusively and completely states the rights of Lessor and Lessee with respect to the leasing of the Units and supersedes all prior agreements, oral or written, with respect thereto. No variation or modification of this Lease shall be valid unless in writing.

               /s/RCD
         -------------------
         (LESSEE'S INITIALS)

     The parties hereto have executed this Lease as of the day and year first written above.

BA LEASING & CAPITAL CORPORATION        GARDENBURGER, INC.

By:      /s/Albert Norona               By:     /s/Richard C. Dietz

Title:   Vice President                 Title:  Executive Vice President

Address: 555 California Street          Address: 1411 S. W. Morrison Street
         Fourth Floor                            Suite 400
         San Francisco, CA  94104                Portland, Oregon  97205
         Attn:  Contract Administration          Attn:  Richard C. Dietz
                                                        Executive Vice President
         Telecopier No.:   415/765-7373          Telecopier No.: (503) 205-1650

                  APPENDIX NO. 1 (this "Appendix") dated December 17, 1997 to LEASE AGREEMENT NUMBER 970098 (the "Lease Agreement" and, together with this Appendix, the "Lease") dated as of December 17, 1997 between BA LEASING & CAPITAL CORPORATION ("Lessor") and GARDENBURGER, INC. ("Lessee"), defined terms therein not defined herein being used herein as so defined.

A.       UNITS.
         -----

         The Unit(s) to be leased under the Lease Agreement by this Appendix consists of new and used food processing equipment, and all modifications, replacements and substitutions, subject to Lessor's right to disapprove any particular equipment for leasing hereunder.

B.       PURCHASE PRICE; CONDITIONS PRECEDENT; ADVANCES.
         ----------------------------------------------

         1. PURCHASE PRICE.

            (a) "Purchase Price" with respect to each Unit means the amount Lessor pays for the Unit. Without the prior written consent of Lessor: (a) the purchase price of the Units shall not exceed $12,000,000.00 (the "Maximum Purchase Price"); (b) the Purchase Price of each Unit shall not exceed, in the case of Units delivered to Lessee not more than 90 days before the date hereof, the amount invoiced by Vendor therefor and, in the case of Units delivered to Lessee more than 90 days before the date hereof, the fair market value for similar used equipment; (c) the aggregate amount of installation, transportation, any applicable sales, use or similar front-end tax, any software costs or licensing fees and any similar costs with respect to any Unit shall not exceed 30% of the total Purchase Price therefor; and (d) Lessor shall not be obligated to make payments of the Purchase Price of Units leased under this Appendix more frequently than once in each calendar month and in aggregate amounts on each such occasion of less than $100,000.

            (b) Lessor shall pay the Purchase Price directly to the relevant Vendor, unless (i) Lessee pays any portion of the Purchase Price to the relevant Vendor (cancelled checks to be provided to Lessor) or (ii) Lessee has already acquired title to the Units, in either of which cases Lessor shall pay the relevant amount to Lessee.

         2. The obligation of Lessor to pay for each Unit is subject to satisfaction of the following conditions precedent:

                  (a) Lessee shall have executed and delivered to Lessor the Acceptance Certificate and any Purchase Agreement Assignment or bill of sale and any invoice therefor as required under Sections 1.1 and 1.3 of the Lease Agreement;

                  (b) the Delivery Date of the Unit shall be during the Utilization Period set forth below;

                  (c) there shall exist no Event of Default (nor any event which, with notice or lapse of time or both, would become an Event of Default);

                  (d) no material adverse change in Lessee's or any guarantor's or general partner of Lessee's financial condition shall have occurred since the date hereof;

                  (e)      satisfactory resolution of any environmental issues;
                           and

                  (f) delivery to Lessor, no later than the first assignment by Lessee of a Purchase Agreement under this Appendix (or, in the case of a sale and leaseback, the first Delivery Date), at Lessee's sole expense, of the following documents, in form and substance satisfactory to Lessor:

                           (i) evidence of Lessee's and any guarantor's authority to enter into and perform its obligations under the Lease, and of the incumbency of corporate or partnership officers or identity of individuals authorized to execute and deliver the Lease and any other agreement or document required thereunder, including specimen signatures of such persons;

                           (ii)     an opinion of counsel of Lessee and any
                                    guarantor;

                           (iii) underwriters' certificates or other evidence acceptable to Lessor that Lessee has complied with Section 7 of the Lease Agreement;

                           (iv) UCC financing statements executed by Lessee together with, at Lessor's option, certificates of filing officers as to the nonexistence of any prior UCC filings and, in the case of a sale and leaseback, evidence satisfactory to Lessor that each Unit is free and clear of all claims, liens, security interests and encumbrances;

                           (v) an agreement of any lessor or mortgagee of the premises on which the Units are located consenting to their removal therefrom;

                           (vi) an appraisal of the Units, satisfactory to Lessor, by an independent appraiser acceptable to Lessor; and

                           (vii) any other documents specified in this Appendix and such other documents as Lessor may reasonably request.

          3. ADVANCES. Lessor agrees, during the Utilization Period, to advance funds for the purchase of a Unit before its Delivery Date ("Advances") if, with respect to each Advance, (a) Lessee executes and delivers to Lessor, no later than three days before the date of such advance, a Request for Advance substantially in the form of Exhibit D to the Lease Agreement (an "Advance Request") and (b) the conditions specified in Paragraph B.2 (except clauses (a) and (b) thereof) are satisfied. "Advance Rent" will accrue on each Advance and be payable as set forth below. If Lessee fails to accept, pursuant to Section
1.3 of the Lease Agreement, any Unit for which Lessor advances funds as set forth above, Lessee shall on demand of Lessor purchase the Unit from Lessor for the amount of the funds advanced by Lessor or which Lessor may be obligated to advance and any other costs or obligations incurred by Lessor in connection therewith, plus all accrued and unpaid Advance Rent with respect to the Unit to the date of purchase of the Unit by Lessee from Lessor.

C.       BASE TERM.
         ---------

         The "Base Term" for each Unit will begin on, and include, its Base Date and continue for the number of months specified below. The "Base Date" for each Unit referenced in Schedule 001, delivered in December, 1997, shall be December 30, 1997 and for each Unit to be referenced in a subsequent Schedule, delivered on or after January 1, 1998, shall be April 1, 1998 or such other date mutually agreeable to both Lessee and Lessor.

         If Lessee does not execute and deliver to Lessor the Acceptance Certificate and the Schedule for the Unit pursuant to Section 1.3 of the Lease Agreement, Lessor may either terminate the Lease as to such Unit (and will do so if any Unit requires installation or testing and the same is not completed to Lessee's satisfaction) or reschedule the Base Date to the next succeeding month, in which event the provisions of this sentence shall continue to apply.

D.       UTILIZATION PERIOD.
         ------------------

         All Delivery Dates for Units leased hereunder must occur between the date of this Appendix and April 15, 1998, inclusive, which date may be extended by Lessor by written notice to Lessee and any guarantor (the "Utilization Period").

E.       RENT.
         ----

         1. ADVANCE RENT. Advance Rent shall accrue from, and including, the date of any Advance with respect to a Unit pursuant to an Advance Request to, but excluding, its Delivery Date. Advance Rent shall be computed on the amount of such advance at a rate per annum equal to 0.25 percentage points in excess of the Reference Rate. The "Reference Rate" is the rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California ("Bank") as its Reference Rate, with any change in the Reference Rate to take effect on the day specified in the public announcement of such change. The Reference Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Loans may be priced at, above or below the Reference Rate.

         Advance Rent is determined, in part, on the basis of a 360-day year and actual days elapsed which results in a higher rent than if a 365-day year is used. Advance Rent is due and payable when billed by Lessor.

         2.  BASE RENT.

         The Base Rent for each Unit delivered in December, 1997 shall be set forth below:

         (a) One quarterly installment in the amount of $0.00 due March 30, 1998; followed by

         (b) One installment for the period March 30 to March 31, 1998 in the amount of $3,968.64 due April 1, 1998; followed by

         (c)       28 quarterly installments each in the amount of $357,177.21.

         The Base Rent installments for each Unit delivered on or after January 1, 1998 shall be determined on the date, following Lessor's receipt of the Acceptance Certificate therefor signed by Lessee, on which Lessor allocates funds for the final payment of the Purchase Price, as set forth in the relevant Schedule.

         The Base Rent installments for each Unit will be adjusted by amounts that preserve Lessor's economics with respect to the depreciation deductions available to Lessor due to any differences between the Base Date assumed in the Indicative Base Rent installments for the Unit and the actual Base Date of the Unit.

F.       LOCATION; CASUALTY VALUES.
         -------------------------

         1. LOCATION. The Units shall be located, or in the case of mobile equipment, principally based in any city and county of the states of Oregon and Utah unless otherwise specified in the Acceptance Certificate. Lessee shall give Lessor at least 10 days prior written notice of any change in such location.

         Notwithstanding the foregoing, in no event will Lessee use the Unit outside the continental United States without the prior written consent of Lessor.

         2. CASUALTY VALUES. The Casualty Value of each Unit shall be the percentage of the Purchase Price as set forth in the Attachment to the relevant Schedule entitled "Casualty Values".

G.       OTHER CHARGES.
         -------------

         1. LATE CHARGES. The interest rate on late payments shall be 16% per annum computed daily on the basis of a 360-day year and actual days elapsed which results in more interest than if a 365-day year is used.

         2. INTEREST UPON OCCURRENCE OF CERTAIN EVENTS OF DEFAULT. Upon the occurrence of an Event of Default as defined in the Lease, Lessee shall pay, in addition to and on the same date each Base Rent payment is due, additional rent ("Daily Supplemental Rent") as reflected in Lessor's invoice, which Lessor shall calculate as follows:

         Daily Supplemental Rent shall be the amount obtained by multiplying the Casualty Value (as defined in paragraph F.2 of this Appendix, determined as of the Base Rent payment date next preceding the occurrence of any Event of Default, by two percent (2%), and dividing the product by 360 days (which results in more interest than if a 365-day year is used).

         This subparagraph shall not be construed to limit or waive any of Lessor's rights and remedies available to after the occurrence on any Event of Default.

H.       INCOME TAX INDEMNITY.
         --------------------

         1. DEFINITION OF LOSS. For all Federal, state and local income tax purposes, if due to any Lessee Act (as defined below):

            (a) DEPRECIATION. Lessor is not entitled to annual accelerated cost recovery deductions (the "Depreciation Deductions") for each Unit as provided by
Section 168(a) of the Internal Revenue Code of 1986, as amended (the "Code") based on (i) a basis for depreciation equal to the Purchase Price of the Unit,
(ii) use of the 200% declining balance method, switching to the straight-line method as provided in Section 168(b)(1) of the Code, (iii) a recovery period of 7 years as provided in Section 168(c) of the Code, (iv) a salvage value equal to zero and (v) the half-year convention;

            (b) INCLUSIONS. Lessor is required to include in gross income (an "Inclusion") any amount with respect to the Lease other than (i) Advance Rent, Interim Rent, Base Rent and rent payable with respect to any extension of the term of the Lease, (ii) any commitment fee and nonutilization fee payable under the Lease, (iii) any amounts payable with respect to a casualty with respect to any Unit or any other event giving rise to a payment of Casualty Value or an amount determined by reference thereto, (iv) any amounts payable with respect to an election to purchase the Units, (v) any amounts payable as interest on overdue payments, and (vi) the amount of any indemnity payment; in each case at the time and in the amount each such payment accrues under the terms of the Lease; or

            (c) FOREIGN TAX CREDITS. Lessor's federal income tax liability is increased as a result of a reduction in the foreign tax credits available for utilization by Lessor; (any of the foregoing being a "Loss"), then, except as provided in paragraph 6, Lessee shall indemnify Lessor with respect to such Loss by making payments in the amounts and at the times specified herein. Any Loss suffered for federal income tax purposes will be deemed to give rise to a corresponding loss for state and local income tax purposes, and no Loss will be considered suffered for state and local income tax purposes unless there is a corresponding Loss for federal income tax purposes.

         2. DEFINITION OF LESSEE ACT.

         A "Lessee Act" means any act or failure to act by Lessee, any assignee or sublessee of Lessee, any user of the Units or any affiliate of any of the foregoing or a breach of any representation, warranty or agreement by Lessee in paragraph 3 below, in each case other than (A) an act or failure to act required by the Lease, (B) the exercise of any purchase or renewal option under the Lease, or (C) the making of any non-severable improvement permitted by Revenue Procedure 79-48.

         3. LESSEE'S TAX REPRESENTATIONS.

            (a) All information supplied by Lessee, its affiliates or agents to Lessor and relied upon by Lessor and any appraiser reporting to Lessor with respect to the Units was, in all material respects, complete and accurate at the time given, and Lessee shall notify Lessor and any such appraiser of any material change in the accuracy or completeness of such information before the Delivery Date.

            (b) On the Delivery Date, the Units being delivered will not require additions or modifications to make them suitable for their intended use, other than ancillary modifications or additions normally made by lessees of similar assets.

            (c) For all purposes, the Lessee (i) will treat the lease as a "true lease" for federal income tax purposes, (ii) will take no position inconsistent with ownership of the Units by Lessor, and (iii) will not claim any depreciation deductions with respect to the Units.

            (d) Each Unit will be eligible for MACRS depreciation as "7-year property" as defined in Section 168(e)(1) of the Code.

            (e) In any taxable year of Lessor, no deductions or losses arising from the lease financing transaction will arise from sources without the United States under Section 863 of the Code and the Treasury Regulations promulgated thereunder.

            (f) Each Unit will be placed in service by Lessor on the Delivery Date.

         4. (a) LESSEE'S PAYMENTS. If a Loss occurs, Lessee shall pay Lessor an amount which, after reduction by the net amount of all additional taxes payable by Lessor in respect of the receipt or accrual of such amount under the laws of the United States and California (the amount of such taxes to be computed assuming Lessor is subject to the highest marginal Federal and California statutory rate for income or franchise taxes then generally applicable to corporations), is equal to the sum of (i) the net additional Federal income taxes payable by Lessor as a result of such Loss, plus (ii) any interest, penalties or additions to tax payable by Lessor as a result of such Loss, such sum to be determined (A) in the case of a loss of a Depreciation Deduction, by assuming that Lessor's combined marginal federal, state and local income tax rate will be 40.2%, (B) in the case of an Inclusion, by assuming Lessor is subject to the highest marginal Federal and California statutory rate for income or franchise taxes then generally applicable to corporations and (C) in the case of a loss of foreign tax credits, by assuming Lessor can fully and currently utilize all available credits for foreign taxes to reduce its federal income tax liability.

            (b) LESSOR'S PAYMENTS. Lessor shall pay Lessee an amount equal to the sum of (i) the net reduction in Federal income taxes, if any, realized by Lessor attributable to any Loss or circumstances resulting in a Loss, such sum to be determined utilizing the rates set forth in Paragraph 2(a)(A) or (B) as applicable and (ii) the net amount of any additional reduction in Federal and California income and franchise taxes, if any, realized by Lessor as a result of any payment pursuant to this sentence. However, the aggregate amount paid by Lessor to Lessee hereunder with respect to any Loss shall not exceed the aggregate amount paid by Lessee to Lessor with respect to such Loss.

         5. (a) TIME OF LESSEE'S PAYMENTS. Any amount payable to Lessor shall be paid within 30 days after written notice to Lessee by Lessor that a Loss has occurred (which notice shall describe the Loss in reasonable detail and set forth the computation of the amount payable). The time at which a Loss occurs shall be deemed to be the date the additional Federal income taxes resulting from the Loss would become due under the assumptions set forth in paragraph 7.

            (b) TIME OF LESSOR'S PAYMENTS. Any amount payable to Lessee shall be paid within 30 days after the date on which Lessor would realize the reduction in Federal income tax under the assumptions set forth in paragraph 7, and shall be accompanied by a written statement describing the computation of the amount so payable as determined by Lessor.

         6. EXCLUSIONS. Notwithstanding any Lessee Act that is a cause of a loss of a tax benefit described above, Lessee shall not be required to make any payment hereunder in respect thereof if such loss of tax benefit is primarily caused by any of the following:

            (a) the failure of Lessor to have sufficient taxable income to benefit from the depreciation deductions described in paragraph 1 (if, absent such failure, the benefit of such deductions would have been realized);

            (b) the failure of Lessor to claim timely or properly any tax benefit or treatment referred to in paragraph 1 in a tax return of Lessor, unless such failure is based on a good faith determination of Lessor that it is not entitled to claim such tax benefit or treatment;

            (c) a voluntary disposition by Lessor of all or any part of its interest in a Unit before any default by Lessee;

            (d) any event giving rise to a payment of Casualty Value or an amount determined by reference thereto, but only if such payment has been made in full;

            (e) a foreclosure of a lien on any Unit by any person holding such lien through Lessor which foreclosure results solely from an act of Lessor; or

            (f) the failure of Lessor to qualify for the half-year convention provided by Code ss.168(d)(1).

         7. COMPUTATIONS. Whenever it may be necessary to determine (i) whether there has been a Loss or (ii) the amount of any payment required to be made hereunder by either Lessee or Lessor, such determination shall be made assuming
(A) Lessor could fully benefit from any deductions and would suffer the full detriment of any additional income, (B) Lessor pays its annual federal income and state and local franchise or income taxes on quarterly estimated payment dates in accordance with the following schedule: 25% of the total income taxes for each year is paid on each April 15, June 15, September 15 and December 15 of the year with respect to which such taxes are imposed ("Estimated Tax Payment Dates") and (C) Lessor will compute its taxable income under the accrual method of accounting.

         8. CONTEST. (a) Lessor shall have no obligation to contest any disallowance or adjustment or other action that may result in a Loss unless: (i) Lessor receives a written notification by any taxing authority of a proposed disallowance or adjustment (a "Disallowance"), (ii) Lessee requests Lessor to contest the Disallowance within 30 days after Lessor has notified Lessee thereof and within 15 days thereafter delivers to Lessor an opinion of tax counsel satisfactory to Lessor that Lessor should prevail in the contest, (iii) Lessee promptly pays the amount required under paragraph 2 if Lessor elects to pay the tax and sue for a refund, (iv) the amount at issue in such contest exceeds $100,000, and (v) Lessee fully indemnifies Lessor for the tax and for all costs and expenses incurred by Lessor in connection with such contest including allocated time charges of internal counsel for Lessor and any other attorney's fees and expenses, and promptly reimburses Lessor for all such costs and expenses as incurred.

            (b) Lessor shall have full control over any contest.

         9. SURVIVAL. All of Lessor's rights and privileges arising from the indemnities contained herein shall survive the expiration or other termination of this Lease.

         10. LESSOR. For purposes of this Income Tax Indemnity, "Lessor" shall include any affiliated group (within the meaning of Section 1504 of the Code) of which Lessor is or becomes a member for any year in which a consolidated income tax return is filed for such affiliated group.

I.       COMMITMENT FEE (NON-REFUNDABLE)
         -------------------------------

         Lessee has paid to Lessor a commitment fee of $20,000.00.  No part of
                                                        ---------
the fee will be refunded to Lessee.

J.       NONUTILIZATION FEE.
         ------------------

         If upon the expiration of the Utilization Period the Purchase Price of all Units leased hereunder is less than $6,000,000.00, then Lessee shall pay to Lessor 0.5% of the difference between the Purchase Price and $6,000,000.00. Such amount shall be due and payable on March 31, 1998.

K.       COVENANTS.
         ---------

         If that certain Business Loan Agreement dated as of June 26, 1997 (the "Loan Agreement") between Bank of America National Trust and Savings Association ("BANTSA"), as lender, and Lessee, as borrower, terminates or ceases for any reason to be binding upon Lessee without being replaced by a replacement credit agreement with BANTSA or an affiliate (a "Termination"), then the covenants and agreements of Lessee contained in Article 6 of the Loan Agreement as such covenants and agreements may be from time to time amended or replaced shall be deemed incorporated herein and shall survive such Termination.

L.       SALE-LEASEBACK.
         --------------

         Section 1.1 shall not be applicable with respect to the Units identified in Annex A to the bill of sale in a form acceptable to Lessor. The following provisions shall govern the procurement, delivery and acceptance of such Units:

         1. On a date or dates to be agreed upon by Lessor and Lessee (individually a "Delivery Date"), Lessor will purchase from and lease back to Lessee for an amount equal to the agreed upon value of the Units identified in Annex A to the bill of sale, and Lessee will sell to and lease back from Lessor each Unit, but all Delivery Dates for such Units must be during the Utilization Period set forth in this Appendix.

         2. The obligation of Lessor to pay for each Unit is subject to the following additional conditions:

             (a) On or before its Delivery Date, Lessee shall execute and deliver to Lessor a bill of sale with respect to the Unit, dated as of the Delivery Date; and

             (b) Lessor shall receive evidence, satisfactory to Lessor, that each Unit is free and clear of all claims, liens, security interests and encumbrances.

         If any of the foregoing conditions is not met with respect to any such Unit, Lessor shall have no obligation to either Lessee or any third party to pay the purchase price for such Unit.

         Any attempted or purported sale of a Unit by Lessee to Lessor after its Delivery Date shall not be effective whether or not accepted by Lessor and Lessor shall not incur any obligations with respect to the Unit, including the obligation to pay for the Unit.

         3. Lessee represents, warrants and covenants with respect to each Unit that (a) Lessee has the right to sell the Unit as set forth herein, (b) both the Unit and Lessee's right, title and interest in the Unit are, or will be as of its Delivery Date, free from all claims, liens, security interests and encumbrances, (c) Lessee will defend the sale against claims and demands of all persons and (d) the purchase price of the Unit is equal to its fair market value at the time of the sale.

         The parties hereto have executed this Appendix as of the day and year first above written.

BA LEASING & CAPITAL CORPORATION            GARDENBURGER, INC.

By:      /s/Albert Norona                    By:      /s/Richard C. Dietz

Title:   Vice President                      Title:   Executive Vice President


Address: 555 California Street, 4th Floor    Address: 1411 S. W. Morrison Street
                                                      Suite 400
         San Francisco, CA 94104                      Portland, Oregon  97205
Attn:    Contract Administration             Attn:    Richard C. Dietz
                                                      Executive Vice President
Telecopier No.:   415/765-7373               Telecopier No.:   503/205-1650

                                                           EXHIBIT A TO
                                                           LEASE AGREEMENT

         PURCHASE AGREEMENT ASSIGNMENT dated _________________, 19____ between GARDENBURGER, INC., an Oregon corporation ("Assignor"), and BA LEASING & CAPITAL CORPORATION, a California corporation ("Assignee").

                                  INTRODUCTION
                                  ------------

         Assignor has entered into a purchase agreement no. ___________________, dated __________________, 19________, (the "Purchase Agreement") with
____________________________________ ("Vendor"), a copy of which Purchase
Agreement is attached hereto, providing for the sale to Assignor of food processing equipment (the "Units"), which Assignor desires to lease from Assignee under a Lease Agreement dated as of December 17, 1997 between Assignor and Assignee (the "Lease"; defined terms therein not otherwise defined herein being used herein as so defined).

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement and the Units. Assignee hereby accepts such assignment. Notwithstanding such assignment, Assignor may pay for or make advances toward the purchase of one or more Units and then, subject to satisfaction of the relevant conditions precedent in the Appendix, obtain reimbursement from Assignee for such advances. Assignee hereby appoints Assignor as its agent solely for the purpose of purchasing such Units on behalf of Assignee under the Lease.

         2. Neither Assignor nor Assignee may amend, modify, rescind, or terminate the Purchase Agreement without the prior express written consent of the other.

         3. Notwithstanding this assignment, (a) Assignor shall at all times remain liable to Vendor under the Purchase Agreement to perform all the duties and obligations of the purchaser thereunder to the same extent as if this Purchase Agreement Assignment had not been executed, (b) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from its duties or obligations to Vendor under the Purchase Agreement, (c) Assignee shall not be obligated to make any payment to Vendor other than an amount equal to the purchase price of the Units as shown on the Purchase Agreement attached hereto and (d) the obligation of Assignee to purchase the Units is conditioned upon acceptance of the Units by Assignor and the fulfillment by Assignor of the conditions set forth in the Lease.

         4. Assignor represents and warrants that (a) Assignor has the right to assign the Purchase Agreement without the Vendor's consent or, if not assignable, consent has been obtained and a copy of which is attached hereto,
(b) the right, title and interest of Assignor in the Purchase Agreement so assigned is and shall be free from all claims, liens, security interests and encumbrances, (c) Assignor will warrant and defend the assignment against claims and demands of all persons, (d) the Purchase Agreement contains no conditions under which Vendor may reclaim title to any Unit after delivery, acceptance and payment therefor and (e) the Purchase Agreement is and when the Purchase Agreement Assignment is executed and delivered it will be in full force and effect and enforceable in accordance with its terms and Assignor is not and will not then be in default thereunder.

         5. At any time and from time to time, upon the written request of Assignee, Assignor agrees to promptly and duly execute and deliver any and all such further documents and take such further actions as Assignee may reasonably request in order to obtain the full benefits of this Purchase Agreement Assignment and of the rights and powers herein granted.

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement Assignment to be duly executed as of the day and year first written above.

BA LEASING & CAPITAL CORPORATION            GARDENBURGER, INC.
         (Assignee)                             (Assignor)

[NOT FOR EXECUTION]                         [NOT FOR EXECUTION]
By:                                         By:

Title:                                      Title:

By:                                         By:

Title:                                      Title:

                                                                    EXHIBIT B
                                                                           TO
                                                              LEASE AGREEMENT
                                                              ---------------

                      ACCEPTANCE CERTIFICATE NO.
                      ------------------------------------

         Reference is made to the Lease Agreement dated as of December 17, 1997 between BA LEASING & CAPITAL CORPORATION, as Lessor, and GARDENBURGER, INC., as Lessee (together with Appendix No.____________ thereto dated __________________, 19___, the "Lease"); capitalized terms not otherwise defined herein having the same meanings as in the Lease). The Lease is incorporated herein by reference.

         1. ACCEPTANCE; CONFIRMATIONS. Lessee confirms that (A) the items of equipment delivered in Annex A have been delivered to, are in the possession of and are accepted by Lessee for leasing under, and constitute "Units" subject to and governed by, the Lease, (B) the Units (I) have been fully inspected by qualified agents of Lessee and are in good order, operating condition and repair, (ii) have been properly installed (subject only to any minor undischarged obligations of suppliers, manufacturers or installers thereof to promptly update and conform the same as provided by their respective agreements and warranties), (iii) meet all recommended or applicable safety standards, (iv) are, as of the Delivery Date set forth below, available for use and service by Lessee and Lessor and (v) have been marked or labeled showing Lessor's interest in the form and to the extent required by the Lease, (C) the dollar amounts set forth in Annex A with respect to such equipment are correct and (D) Lessee must pay the rent and all other sums provided for in the Lease with respect to such Units.

         2. DELIVERY DATE. The Delivery Date of the Units is ___________________ ____________, 19_________.

         3. PURCHASE PRICE. The Purchase Price of the Units is $_______________, as set forth in Annex A.

         4. SCHEDULE. The Base Date and the Base Rent and any Interim Rent for the Units will be determined pursuant to the relevant Appendix and set forth in a Schedule to this Acceptance Certificate.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Acceptance Certificate as of the Delivery Date set forth above.

Lessor:                                      Lessee:
BA LEASING & CAPITAL CORPORATION             GARDENBURGER, INC.

[NOT FOR EXECUTION]                          [NOT FOR EXECUTION]

By:                                          By:

Title:                                       Title:

                                                                       ANNEX A
                                                                            TO
                                          ACCEPTANCE CERTIFICATE NO.
                                          --------------------------------------


SEE ANNEX A ATTACHMENTS

================================================================================
Description (Quantity;
  Manufacturer, Make,      Location (Street Address,    Delivery        Purchase
 Model No.; Serial No.)      City, County, State)         Date            Price
================================================================================















================================================================================


                                   Total Sales Tax           $
                                                             -------------------

                                   Total Transportation      $
                                                             -------------------

                                   Total Installation        $
                                                             -------------------

                                   Total Purchase Price      $
                                                             -------------------



                                   Less Advances             $
                                                             -------------------

                                   Remaining Balance         $
                                                             -------------------

                                                                 EXHIBIT C
                                                                        TO
                                                           LEASE AGREEMENT

                                 SCHEDULE NO. 1
                                 --------------

         SCHEDULE (this "Schedule") dated December 30, 1997 to Acceptance Certificate No. 1 dated December 30, 1997 (the "Acceptance Certificate") to the Lease Agreement dated as of December 17, 1997 between BA LEASING & CAPITAL CORPORATION, as Lessor, and GARDENBURGER, INC., as Lessee (together with Appendix No. 1 thereto, the "Lease"; capitalized terms not otherwise defined herein having the same meanings as in the Lease).

         1. SCHEDULING DATE; BASE DATE. The Scheduling Date of the equipment described in the Acceptance Certificate (the "Units") is dated December 30, 1997. The Base Date for the Units is dated April 1, 1998.

         2. INDEX RATE. The Index Rate on the Scheduling Date is 5.7251% per annum.

         3. RENT. The Interim Rent for the Units is $3,968.64 due and payable on April 1, 1998. The Base Rent for the Units is comprised of 28 quarterly installments, each in the amount of $357,177.21, with the first such installment due on July 1, 1998. Lessor will invoice Lessee for any Advance Rent due as described in the terms of the Appendix and based upon the Delivery Date.

         4. CASUALTY VALUES. As set forth in Annex 1 to this Schedule.

         5. ADVANCE REQUEST. Lessee hereby requests Lessor to reimburse Lessee for advances made by Lessee to the Vendors in the amounts indicated below and hereby certifies that in accordance with the terms of the relevant Purchase Agreement(s) the requisite amount of equipment has been or will be delivered or the requisite amount of work has been or will be completed so that the Vendors are entitled to progress payments in the amounts specified below. Lessee further confirms that Lessee is obligated to pay any Advance Rent provided in the relevant Appendix with respect to such advances.

Amount of             Date of              Lessee Purchase Order   Vendor's Name
Requested Advance     Requested Advance    Number and Date         and Address
-----------------     -----------------    ---------------------   -------------

$2,449,425.24         December 30, 1997    See attached Annex 2    Various

         6. CHATTEL PAPER COUNTERPARTS. Two counterparts of this Schedule have been executed by Lessor and Lessee. One counterpart has been prominently marked "Lessor's Copy". One counterparts has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Schedule as of the date set forth above.

Lessor:                                   Lessee:
BA LEASING & CAPITAL CORPORATION          GARDENBURGER, INC.

[NOT FOR EXECUTION]                       [NOT FOR EXECUTION]

By:                                       By:

Title:                                    Title:

                                                                     ANNEX 1

                                 CASUALTY VALUES

                                SCHEDULE NO. 001

         The Casualty Value of each Unit shall be the percentage of the Purchase Price set forth below opposite the Base Rent payment due on the Base Rent payment date next following the date of the Casualty Occurrence. If the Casualty Occurrence takes place before the Base Date, the Casualty Value shall be the percentage of the Purchase Price set forth opposite the first Base Rent payment number. If the Casualty Occurrence takes place after the last Base Rent payment date, the Casualty Value shall be the percentage of the Purchase Price set forth opposite such last Base Rent payment number.

Base Rent                 (excluding base rent)
Payment Date               % of Purchase Price
------------              ---------------------

Jul-01-98                     104.21067085
Oct-01-98                     101.98072833
Jan-01-99                      99.65861056

Apr-01-99                      97.25190181
Jul-01-99                      94.77435262
Oct-01-99                      92.22575052
Jan-01-00                      89.60517762

Apr-01-00                      86.91240685
Jul-01-00                      84.15955241
Oct-01-00                      81.34293932
Jan-01-01                      78.46174393

Apr-01-01                      75.51223317
Jul-01-01                      72.50964508
Oct-01-01                      69.44782275
Jan-01-02                      66.32600097

Apr-01-02                      63.13793339
Jul-01-02                      59-89370674
Oct-01-02                      56.58712428
Jan-01-03                      53.21738048

Apr-01-03                      49.77818815
Jul-01-03                      46.27959264
Oct-01-03                      42.71535531
Jan-01-04                      39.08462817

Apr-01-04                      35.38108104
Jul-01-04                      31.62761946
Oct-01-04                      27.81491179
Jan-01-05                      23.94219266

Apr-01-05                      20.00000000

                                                                   EXHIBIT D
                                                                          TO
                                                             LEASE AGREEMENT

                               REQUEST FOR ADVANCE

         Reference is made to the Lease Agreement dated as of December 17, 1997 between BA LEASING & CAPITAL CORPORATION, as Lessor and GARDENBURGER, INC., as Lessee (the "Lease"). All capitalized terms used herein shall have the same meaning as the terms have in such Lease.

         Lessee hereby requests Lessor to make advances to the Vendors in the amounts indicated below and hereby certifies that in accordance with the terms of the relevant Purchase Agreement(s) the requisite amount of equipment has been or will be delivered or the requisite amount of work has been or will be completed so that the Vendors are entitled to progress payments in the amounts specified below. Lessee further confirms that Lessee is obligated to pay any Interim Rent provided in the relevant Appendix with respect to such advances.

Amount of           Date of             Lessee Purchase Order    Vendor's Name
Requested Advance   Requested Advance   Number and Date          and Address
-----------------   -----------------   ---------------------    -------------




         IN WITNESS WHEREOF, Lessee has executed this REQUEST FOR ADVANCE on _________________, 19_____.


                                            GARDENBURGER, INC.

                                            [NOT FOR EXECUTION]


                                            By: ______________________

                                            Title:____________________

                                            By:_______________________

                                            Title:____________________

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

BA LEASING & CAPITAL CORPORATION
Contract Administration Department 15811
555 California Street, 4th Floor
San Francisco, CA 94104

                    SPACE ABOVE THIS LINE FOR RECORDER'S USE

--------------------------------------------------------------------------------

                     CONSENT TO REMOVAL OF PERSONAL PROPERTY
                     ---------------------------------------

KNOW ALL MEN BY THESE PRESENTS:

         (i) The undersigned has an interest as [OWNER] [MORTGAGE HOLDER] [TRUST DEED HOLDER] [LESSOR] [SELLER UNDER CONDITIONAL CONTRACT OF PURCHASE AND SALE] in the real property described below, (the "Real Property"):

         That certain real property at__________________________________________
         in the County of __________________, State of _________________ legally described in ANNEX A:

         (ii) GARDENBURGER, INC. ("Lessee") has entered into or will enter into a Lease Agreement with BA LEASING & CAPITAL CORPORATION ("Lessor"); the Lease covers certain personal property (the "Personal Property") which is or will be located upon the Real Property, and is described as follows:

                            FOOD PROCESSING EQUIPMENT

         (iii) Lessor, as a condition to entering into the Lease, requires that the undersigned consent to the removal by Lessor of the Personal Property from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

         NOW, THEREFORE, for a good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Personal Property on the Real Property, and agrees with Lessor as follows:

         1. The Personal Property shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

         2. The undersigned has not and will not claim any interest in the Personal Property.

         3. The undersigned will permit Lessor to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Lease, or otherwise including, without limitation, the right to remove the Personal Property from the Real Property. But if Lessor, in removing the Personal Property damages any improvements of the undersigned on the Real Property, Lessor will at its expense cause same to be repaired.

         4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned.

         IN WITNESS WHEREOF, the undersigned has executed this CONSENT TO REMOVAL on ___________________, 19____.




                                   ---------------------------------------------


                                   By:
                                      ------------------------------------------


                                   Title:
                                         ---------------------------------------


                                   By:
                                      ------------------------------------------


                                   Title:
                                         ---------------------------------------


INSTRUCTION TO LESSEE: THE FOREGOING CONSENT TO REMOVAL
MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC AND RETURNED TO:

BankAmerica Leasing & Capital Group
Contract Administration Department 15811
555 California Street, 4th Floor
San Francisco, CA 94104

                                                                     ANNEX A
                                                                          TO
                                                          CONSENT TO REMOVAL
                                                          ------------------


          That certain real property at ________________ in the County of ____________________________,
          State of ______________, legally described as:


                               [LEGAL DESCRIPTION]

COPY CONSENT FORM FOR 2 ADDITIONAL EQUIPMENT LOCATIONS

                                  BILL OF SALE
                                  ------------

         For valuable consideration GARDENBURGER, INC. ("Seller") sells to BA LEASING & CAPITAL CORPORATION ("Buyer"), the property listed on Annex A (the "Property").

         Seller covenants and warrants that:

         (1) it is the owner of, and has absolute title to, the Property which is free and clear of all claims, liens and encumbrances;

         (2) it has the present right, power, and authority to sell the Property to Buyer;

         (3) this Bill of Sale is a legal, valid and binding obligation of Seller;

         (4) both the Property and Lessee's right, title and interest in the Property are free from all claims, liens, security interests and encumbrances; and

         (5) the purchase price paid by Buyer for the Property is equal to its fair market value.

         Seller shall forever warrant and defend the sale of the Property to Buyer, its successors and assigns, against any person claiming an interest in the Property.

         This Bill of Sale is binding on the successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.

         Dated __________________, 19____.


                                   GARDENBURGER, INC.

                                   By:

                                   Title:

                                   By:

                                   Title:

BANKAMERICA LEASING & CAPITAL GROUP                         Lease no. 970098
                                                            ----------------

--------------------------------------------------------------------------------

                          LEASE INSURANCE AUTHORIZATION


Agent Name
                    -------------------------------
Company
                    -------------------------------
Address
                    -------------------------------
City, State, Zip
                    -------------------------------
Phone:
                    -------------------------------

         The undersigned Lessee hereby authorizes and requests you to provide the insurance coverages described below for the following Lessor with respect to food processing equipment (the "Leased Equipment") to be leased by the undersigned from Lessor under a lease agreement and located at _________________
_________________________.

LESSOR:  BA LEASING & CAPITAL CORPORATION
         Contract Administration Department 15811
         555 California Street, 4th Floor
         San Francisco, CA  94104
         ATTN:  Risk Manager

         Evidence of insurance in the form of agent's binder(s) is acceptable until underwriter's certificates can be issued. Mail or deliver binder(s) to Lessor at above address.

I.   PUBLIC LIABILITY

  A.  Coverage:  $____________ single limit Bodily Injury and Property Damage
      --------   Coverage.

  B.  Endorsements:
      ------------

         1.   Lessor as an additional insured;

         2.   Waiver of right of contribution from Lessor's insurance;

         3.   Breach of warranty; and

         4. 30 days' notice of cancellation or reduction or restriction of coverage.

II.      PROPERTY INSURANCE

  A.     Coverage:  "All-Risk Coverage for not less than $12,000,000.00.
         --------                                        --------------

  B.     Endorsements:
         ------------

         1. Lessor as sole loss payee with respect to any [DAMAGE IN EXCESS OF $_________ OR] total actual or constructive loss of the Equipment;

         2.   No right of contribution from Lessor's insurance;

         3.   Breach of warranty; and

         4. 30 days' notice of cancellation or reduction or restriction of coverage.


GARDENBURGER, INC.         Date:
                                ----------------------


By:
        ---------------------------
Title:
        ---------------------------

By:
        ---------------------------
Title:
        ---------------------------